EXHIBIT 99.1

Instructions for Voting Your Proxy

Sunlink Health Systems, Inc. is now offering stockholders three alternative ways of voting their proxies:

• By Telephone (using a touch-tone telephone)	• Through the Internet (using a browser)	• By Mail (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	Available only until 5:00 p.m., Eastern time on September 17, 2003.

•	On a touch-tone telephone, call TOLL FREE 1-877-816-0834, 24 hours a day, 7 days a week
•	You will be asked to enter ONLY the CONTROL NUMBER shown below
•	Have your proxy card ready, then follow the prerecorded instructions
•	Your vote will be confirmed and cast as you directed

INTERNET VOTING	Available only until 5:00 p.m., Eastern time on September 17, 2003.

•	Visit the Internet voting Website at http://proxy.georgeson.com
•	Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen
•	You will incur only your usual Internet Service Provider charges

VOTING BY MAIL

•	Simply sign and date your proxy card and return it in the enclosed postage-paid envelope.

    IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

COMPANY NUMBER	CONTROL NUMBER

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1300

Atlanta, Georgia 30339

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 18, 2003, AT 10:00 A.M., LOCAL TIME.

The undersigned hereby appoints Robert M. Thornton, Jr. and Joseph T. Morris, and any of them, with power of substitution, the proxies of the undersigned to vote all shares of the common stock of SunLink Health Systems, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders of SunLink Health Systems, Inc. to be held on September 18, 2003 at 10:00 a.m. Atlanta, Georgia time at the Sheraton Suites Galleria, 2844 Cobb Parkway, S.W., Atlanta, Georgia 30339, and any adjournment or postponement thereof:

1. To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of October 15, 2002, as amended on March 23, 2003 and July 30, 2003, by and among SunLink Health Systems, Inc., HealthMont, Inc., a Tennessee corporation, and HM Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of SunLink, under which HealthMont will merge with and into HM Acquisition Corp., with HM Acquisition Corp. as the surviving corporation, and the transactions related thereto, including the issuance of (i) 1,130,565 shares of SunLink common stock for the outstanding capital stock of HealthMont, (ii) 95,000 shares of SunLink common stock to settle certain contractual obligations of HealthMont to its officers and directors and (iii) warrants to acquire up to approximately 27,000 shares of SunLink common stock and options to acquire up to 20,000 shares of SunLink common stock in substitution for existing warrants and options of HealthMont.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To act on any other matters that may properly come before the special meeting and any adjournment or postponement of the special meeting.

The proxies named above are authorized to vote in their discretion with respect to other matters that properly come before the special meeting or any adjournment of the special meeting. As of August     , 2003, SunLink does not know of any other such matters to be presented at the special meeting. The undersigned hereby revokes any proxies submitted previously.

(Continued and to be signed on reverse)

(Continued from the other side)

The Board of Directors recommends a vote “FOR” the above proposal and unless instructions to the contrary are indicated in the space provided, this proxy will be so voted.

PLEASE DATE AND SIGN THIS PROXY EXACTLY AS NAME(S) APPEARS ON THE MAILING LABEL.

Signature(s)

Dated:                             , 2003

Print Name(s):

NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.